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                                                                   EXHIBIT 23.03





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of (i) our report dated January 31, 1996 appearing on page 84 of Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) our report dated January 31, 1996, appearing on page 80 of Wisconsin Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP


Milwaukee, Wisconsin
May 3, 1996